September 16, 1999



                                    VIA EDGAR

Board of Directors
MFS Financial, Inc.
110 E. Charles Street
Muncie, IN 47305-2499

Members of the Board of Directors:

     We have acted as special counsel to MFS Financial, Inc., a Maryland corporation (the "Holding Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of up to 6,601,900 shares of the Holding Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Mutual Federal Savings Bank, a federally chartered mutual savings institution (the "Bank"), into a federally chartered stock savings institution as a wholly owned subsidiary of the Holding Company (the "Conversion"). The Conversion and the offering of the shares of Common Stock for sale to the public are being made in accordance with the Amended Plan of Conversion (the "Plan"). In this regard, we have examined the Articles of Incorporation and Bylaws of the Holding Company, resolutions of the Board of Directors of the Bank, the Plan and such other documents and matters of law as we deemed appropriate for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Holding Company's Registration Statement and to the references to Silver, Freedman & Taff, L.L.P. under the heading "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                           Very truly yours,


                                           /s/ Silver, Freedman & Taff, L.L.P.

                                           SILVER, FREEDMAN & TAFF, L.L.P.